UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐ Soliciting Material Pursuant to §240.14a-12

JLG INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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     On October 15, 2006, JLG Industries, Inc., a Pennsylvania corporation (the “Company”) entered into an Agreement and Plan of Merger among the Company, Oshkosh Truck Corporation (“Oshkosh”), a Wisconsin corporation, and a newly formed subsidiary of Oshkosh, Steel Acquisition Corporation, a Pennsylvania corporation.
     On November 7, 2006, the Company posted a document with questions about the merger that had been asked by Company employees and the corresponding answers on Company bulletin boards. The following is the text of the document posted on the Company bulletin boards:
FREQUENTLY ASKED QUESTIONS ADDENDUM
November 7, 2006
1.	Does Oshkosh contribute to the 401(k) for their Team Members? If so, at what percent?

Oshkosh has different matching contribution rates to the 401(k) plan at different operating divisions depending on the local situation.

2.	Does Oshkosh offer OSK stock as an option within their 401(k) plan?

No. Currently there is not an Oshkosh stock account within the 401k plan.

3.	Does Oshkosh have a stock purchase program outside of the 401(k) plan?

Yes, it is through payroll deduction and is typically added as soon as possible.

4.	Will the company 401(k) plan match still be in effect after the sale?

The 401(k) plan match is planned to continue at this time and will be reviewed along with all other benefits.

5.	Will Oshkosh management be coming in to “Re-interview the Management/Supervisory Personnel” at JLG for retention purposes?

The Oshkosh integration team will be spending a considerable amount of time with management to understand the business and people. Retention is a key issue Oshkosh will be considering after the closing date has occurred.

6.	Does Oshkosh require all front line supervisors to have a college degree and will those who do not meet degree requirements be removed from their positions?

Oshkosh strongly encourages people to have the degree(s) required to carry out their jobs effectively, or to work toward a degree within a reasonable time frame. However, there is no policy to remove supervisors without college degrees.

7.	How are the Oshkosh branches structured and supported today in Europe?

Oshkosh operations in Europe are separate operating divisions, namely the Geesink Norba Group in the Netherlands, Sweden and the UK, and BAI in Italy. They are supported by the business unit they report to: Commercial for Geesink Norba, and Fire and Emergency for BAI. Corporate functions provide support as needed.

8.	Does Oshkosh have any sales operations in Australia or Asia today?

Oshkosh recently opened an office in Beijing, China that will support sales and sourcing opportunities in Asia. Oshkosh does not have an office in Australia but are pursuing a major defense contract for the Australian military and have people actively working on that program. Oshkosh is partnered with ADI of Australia for this opportunity.

9.	Will the Warranty Department for JLG remain in McConnellsburg?

At this time there are no plans to move this function.

10.	What ERP/Application software does Oshkosh use?

Oshkosh divisions work on multiple systems, JD Edwards being the primary one.

11.	When Oshkosh completes the purchase of JLG, will we be employees of Oshkosh Trucking, or will we be employees of JLG, a division of Oshkosh Trucking?

You will be employees of Oshkosh Truck Corporation’s wholly owned subsidiary, JLG Industries, Inc. or your current employer of record within the JLG group.

12.	What will the corporate structure look like? Would the access division have a president and everyone report up through him/her; or would each function, Engineering for example, have a corporate VP that all of engineering reports to?

The Oshkosh integration team has not determined what changes, if any, would occur to JLG’s structure.

13.	Does Oshkosh have field support -sales and service, and if so is it too early to speculate how this merger will affect the district sales and service managers?

Oshkosh has field sales and services spread across the globe, both direct and through independent distribution networks, in a variety of end markets. JLG’s district sales and service managers will remain focused on serving JLG customers.

14.	JLG has a team busy working on launching a new website. Is Oshkosh going to take over these tasks because they want to have a consistent style for all of their companies?

Oshkosh has 20 customer-focused web sites across the corporation. Most are managed within the business unit and tailored to the end customer.

15.	What will generate the $75M USD synergies within 3 years?

The primary synergies are expected to occur from purchasing and technology sharing.

16.	Does Oshkosh have a Supply Chain Quality Program with Supplier Auditors or Supplier Quality Development Personnel?

Yes. There are similar positions within Oshkosh’s organization.

17.	How much manufacturing capacity does Oshkosh have?

Oshkosh has almost 6 million square feet of production facilities in 11 states and 7 countries.

18.	When the sale is completed will the CEO of Oshkosh come to JLG to address the workforce?

The Chairman, President and CEO, Bob Bohn, and key members of his team, will address JLG team members at various locations when the sale is complete.
Additional Information and Where to Find It
     In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission’s website at www.sec.gov. Free copies of the definitive proxy statement and the Company’s other filings with the SEC may also be obtained from the Company. Free copies of JLG Industries’ filings may be obtained by directing a request to JLG Industries, Inc., 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678, Attention: Investor Relations.
     Oshkosh Truck, JLG Industries and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from JLG Industries’ shareholders in favor of the proposed acquisition. Information regarding Oshkosh Truck’s directors and executive officers is available in Oshkosh Truck’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on December 20, 2005. Information regarding JLG Industries’ directors and executive officers is available in JLG Industries’ proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on October 2, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
Safe Harbor for Forward-Looking Statements
     These frequently asked questions, in particular statements regarding the proposed transaction between JLG Industries and Oshkosh Truck, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about JLG Industries and Oshkosh Truck managements’ future expectations, beliefs, goals, plans or prospects, includes forward-looking statements that are based on certain assumptions and reflect the current expectations of JLG Industries, Oshkosh Truck and their respective management. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations, and you should not place undue reliance on these statements. Some of the factors that could cause actual results to differ materially from current expectations are: the ability to consummate the transaction, the ability of Oshkosh Truck to successfully integrate JLG’s operations and employees and the ability to realize anticipated synergies and cost savings. Additional factors are discussed in Oshkosh Truck’s annual information form included in its Annual Report on Form 10-K for the year ended September 30, 2005 and in JLG’s Annual Report on Form 10-K for the year ended July 31, 2006, each filed with the SEC. JLG Industries and Oshkosh Truck disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.